Exhibit 17(a)

PROXY TABULATOR
P.O. BOX 9132
HINGHAM, MA 02043-9132

                             YOUR VOTE IS IMPORTANT

----------------------      ---------------------      -------------------------
To vote by Telephone        To vote by Internet        To vote by Mail
1) Read the Proxy           1) Read the Proxy          1) Read the Proxy
Statement/Prospectus        Statement/Prospectus       Statement/Prospectus
and have the Proxy          and have the Proxy
card on reverse at          card on reverse at         2) Check the appropriate
hand.                       hand.                      box on the reverse side.

2) Call 1-800-690-6903      2) Go to Website           3) Sign and date the
                               www.proxyweb.com        Proxy card.
3) Enter the 14-digit
number at left and          3) Enter the 14-digit      4) Return the Proxy card
follow the simple           number at left and         in the envelope provided.
instructions.               follow the simple
                            instructions.
----------------------      ---------------------      -------------------------

                                        PROXY SOLICITED BY THE BOARD OF TRUSTEES
                        PROXY      SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                                  NOVEMBER 21, 2003 AT 8:30 A.M.
CITIZENS INTERNATIONAL GROWTH FUND

I hereby appoint ______________ and _________________, and each of them, each with the full power of substitution, as proxies for the undersigned to vote the shares of Citizens International Growth Fund (the "Fund"), as to which I am entitled to vote, as shown on the reverse side, at the Special Meeting of the Shareholders to be held on Friday, November 21, 2003 at 8:30 a.m., Eastern Time, at the offices of the Fund, 230 Commerce Way, Suite 300, Portsmouth, New Hampshire 03801, and any adjournments thereof (the "Meeting"), as follows:

I hereby revoke any and all proxies with respect to such shares previously given by me. I acknowledge receipt of the Proxy Statement dated ______________, 2003. THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.
This instruction may be revoked at any time prior to its exercise at the Meeting by execution of a subsequent proxy card, by written notice to the Secretary of the Fund or by voting in person at the Meeting.

THE BOARD OF THE FUND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND VOTE IN FAVOR OF THE PROPOSAL LISTED.

                                                 Dated: ________________________

                                         PLEASE VOTE, DATE AND SIGN BELOW
                                   AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
                                   ---------------------------------------------

                                   ---------------------------------------------
                                   Signature(s)(Title(s), if applicable)
                                                            (Please sign in box)
                                   NOTE: Please sign exactly as your name
                                   appears on the books of the Fund. Joint
                                   owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Please fill in one of the boxes as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS. |X|

                                                       FOR    AGAINST    ABSTAIN

(1) To approve a Plan of Reorganization, attached      |_|      |_|        |_|
to the Proxy Statement/Prospectus for the Meeting, which provides for and contemplates (a) the transfer of substantially all of the assets and all of the liabilities of the Citizens
International Growth Fund (the "Acquired Fund") to the Citizens Global Equity Fund (the "Acquiring
Fund"), each a series of Citizens Funds, solely in exchange for shares of the Acquiring Fund; (b) the distribution of the shares of the Acquiring Fund to the shareholders of the Acquired Fund; and (c) the termination of the Acquired Fund.

(2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

                           PLEASE SIGN ON REVERSE SIDE